Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 9, 2001 with respect to Principal Life Insurance Company Variable Life Separate Account and February 2, 2001, except for Note 17 to the consolidated financial statements as to which the date is October 26, 2001, with respect to Principal Life Insurance Company, in the Registration Statement (Pre-Effective Amendment No. 2 to Form S-6 No. 333-65690) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account - Principal Variable Universal Life Accumulator Insurance Policy.

							/s/ Ernest & Young LLP

Des Moines, Iowa
November 14, 2001